EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the 1st day of October, 2000, by and between CENIT Bancorp, Inc., a Delaware corporation (hereinafter referred to as "Bancorp") and Roger J. Lambert (the "Executive").

                                    RECITALS

         Bancorp desires to employ Executive on the terms and conditions set forth herein, and Executive desires to be employed under the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises of the parties hereto and for other good and valuable consideration, the receipt and adequacy whereof each party hereby acknowledges, Bancorp and Executive hereby agree as follows:

         1. DEFINITIONS: Except as otherwise expressly provided in this Agreement, the following terms shall have the following meanings for all purposes of this Agreement:

                  (a)  Base  Salary  means  the annual compensation specified in
Section 4 below.

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                  (b)  Cause means any of the  reasons  listed in  Section  7(d)
below for which this Agreement may be terminated or Executive may be discharged prior to the end of the Term hereof.

                  (c) Change of Control means a change in the ownership or effective control of Bancorp or in the ownership of a substantial portion of the assets of Bancorp and shall be deemed to have occurred upon the occurrence of any one of the events described in Section 8(a) below.

                  (d)  Code means the Internal Revenue Code of 1986, as amended.

                  (e) Exchange Act means the Securities Exchange Act of 1934, as amended.

                  (f) Good reason means the occurrence of any of the conditions listed in Section 7(f) below which is followed by the resignation of Executive within 12 months after such occurrence.

                  (g)  Resignation  for   good   reason   means  resignation  by
Executive in accordance with the provisions of Section 7(f) below.

                  (h) Severance Payment means an amount equal to the product of two (2) multiplied by the amount of Executive's Base Salary immediately prior to the Change of Control or at the time of his termination of employment, whichever is greater.

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                  (i)  Subsidiary  means any  corporation at least a majority of the stock of which is owned by Bancorp, either directly or through one or more other Subsidiaries, and any other entity controlled, directly or indirectly, by Bancorp or any other Subsidiary.

                  (j)  Term  means  the  term  of  this  Agreement  specified in
Section 3 below, and all renewals and extensions thereof.

                  (k) Termination for cause means discharge of Executive prior to the end of the Term in accordance with the provisions of Section 7(d) below for any of the reasons listed therein.

                  (l) Termination without cause means discharge of Executive prior to the end of the Term for any reason other than cause (as described in Section 7(d) below) or disability.

                  (m) Transition Period means a specified period not in excess of six (6) months after a Change of Control during which Executive's services are to be retained under Section 8(b).

         2.       EMPLOYMENT:

                  (a) During the Term, Executive shall be employed to perform such services for Bancorp and/or one or more Subsidiaries as may be assigned to Executive by Bancorp from time to time upon the terms and conditions hereinafter set forth. Executive's services shall be rendered in a senior management or executive capacity

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and  shall be of the type for  which  Executive  is  suited  by  background  and training. Executive agrees that, during the Term of Executive's employment under this Agreement, he will devote Executive's full business time and energy to the business, affairs and interests of Bancorp and serve diligently and to the best of Executive's ability. Notwithstanding the preceding sentence, Executive may serve as a director of other corporations and entities, including without limitation charitable organizations, and be employed in other activities to the extent those activities and services do not inhibit the performance of Executive's duties hereunder or conflict with the business of Bancorp or any Subsidiary or any other affiliate of Bancorp or a Subsidiary.

                  (b) References in this Agreement to services rendered for Bancorp and compensation, benefits, indemnification and liability insurance payable or provided by Bancorp shall include services rendered for and compensation, benefits, indemnification and liability insurance payable or provided by any Subsidiary, and references in this Agreement to "Bancorp" shall mean and refer to each "Subsidiary" for which Executive performs services, as the context may require.

                  (c) The provisions of this Agreement amend and supersede the provisions of the Key Executive Change of Control Agreement between Bancorp and Executive dated December 18, 1998.

         3.       TERM: The initial term of this Agreement begins as of the date
hereof and ends on September 30, 2003.   The Board  of  Directors may renew this

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Agreement  for  successive   one-year   periods  and  will  review   Executive's
performance annually for the purpose of determining whether to renew this Agreement.

         4. BASE SALARY: Executive shall receive a Base Salary of not less than $130,000 per year, payable in substantially equal installments no less frequently than monthly (less any amounts withheld as required by law or pursuant to any benefits plan). The Base Salary may be increased in the sole and absolute discretion of Bancorp.

         5. OTHER BENEFITS: During the Term of employment under this Agreement, Executive shall participate or be entitled to participate in any pension, group insurance, hospitalization, incentive or deferred compensation and other benefit or compensation plans of Bancorp presently in effect or hereafter adopted and generally available to all employees of senior executive status.Executive shall also be entitled to any additional compensation, benefits or perquisites, if any, that may be provided specifically to or for Executive by Bancorp from time to time. During the Term of this Agreement, to the extent that such expenditures meet the requirements of Bancorp and are substantiated by Executive as required by corporate policies, Executive shall be reimbursed promptly for all expenditures (including travel, entertainment, parking and business meetings) made in accordance with rules and policies established from time to time by Bancorp in pursuance and furtherance of the business and good will of Bancorp.

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         6.       INDEMNIFICATION:

                  (a) Bancorp and each bank Subsidiary for which Executive provides services shall indemnify and hold Executive harmless from and against all liability and expense resulting from (i) all acts or omissions of Executive while acting in the capacity of a director, officer, and/or employee of Bancorp and its Subsidiaries during Executive's employment as such director, officer, and/or employee and (ii) acts or omissions of Bancorp and its Subsidiaries occurring or alleged to have occurred during or prior to Executive's employment, on terms and conditions no less favorable to Executive than the terms and conditions providing for indemnification of officers and directors under the Articles or Certificate of Incorporation and the Bylaws of Bancorp and each such Subsidiary as in effect on the date of this Agreement. If the Articles or Certificate of Incorporation or the Bylaws of Bancorp and/or each such Subsidiary are hereafter amended to provide officers and directors with broader or greater rights of indemnification, Bancorp and each such Subsidiary acknowledge and agree that Executive shall be indemnified and held harmless under such broader or greater rights of indemnification and, further, that in no event shall Executive be entitled to any lesser rights of indemnification than are presently available to Executive under such Articles or Certificate of Incorporation and/or Bylaws on the date of this Agreement.

                  (b) To the maximum extent permitted by applicable law as in effect on the date of this Agreement and without abridging or limiting the right

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of  indemnification  provided  under  Section  6(a) above, Bancorp and each bank
Subsidiary for which Executive provides services shall indemnify and hold Executive harmless from and against all liability and expense resulting from (i) all acts or omissions of Executive while acting in the capacity of a director, officer, and/or employee of Bancorp and its Subsidiaries during Executive's employment as such officer and director and (ii) acts or omissions of Bancorp and its Subsidiaries occurring or alleged to have occurred during or prior to Executive's employment. If applicable laws relating to the indemnification of officers and directors (including, without limitation, the rules and regulations of the appropriate primary federal or state banking agency for Bancorp and each bank Subsidiary for which Executive provides services) are hereafter amended to provide officers and directors with broader or greater rights of indemnification than is provided under Section 6(a) above or this Section 6(b), Bancorp and each such Subsidiary acknowledge and agree that Executive shall be indemnified and held harmless under such broader or greater rights of indemnification and, further, that in no event shall Executive be entitled to any lesser rights of indemnification than are presently available to Executive under Section 6(a) above or this Section 6(b) on the date of this Agreement. Bancorp and Executive further acknowledge and agree that it is the intention of the parties that Executive shall be entitled to indemnification as set forth under Section 6(a) above and this Section 6(b) to the greatest extent possible under either the Articles or Certificate of Incorporation and the Bylaws of Bancorp and

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each bank Subsidiary for which Executive  performs services or applicable law as in effect on the date of this Agreement or as hereafter amended from time to time to provide broader or greater rights of indemnification.

                  (c) Bancorp shall carry Directors and Officers Liability Insurance in such amounts as the Board of Directors in its discretion deems appropriate, and any payments made under such policy to Executive or on Executive's behalf shall be offset against the indemnification obligation set forth in Section 6(a) and Section 6(b) above. Notwithstanding the foregoing, the indemnification provided by Section 6(a) and Section 6(b) above shall not apply, and Executive shall not be indemnified, with respect to any acts or omissions which constitute wanton or willful misconduct or gross negligence or in the event that the disinterested directors of Bancorp determine that Executive was not acting in good faith within the scope of Executive's employment or authority as he could reasonably have perceived it under the circumstances and for a purpose he could reasonably have believed under the circumstances was in the best interests of Bancorp and its Subsidiaries.

                  (d)  The  provisions  of  this   Section   6   shall   survive
termination of this Agreement.

         7. TERMINATION: Executives employment under this Agreement may be terminated under any of the following conditions.

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                  (a)  Disability:   If  Executive  is  unable  to  perform  the
essential functions of Executive's job (as described in this Agreement) on a full-time basis for a period of six (6) consecutive months by reason of illness or other physical or mental disability, Bancorp shall have the right to terminate Executive's employment under this Agreement by giving Executive thirty
(30) days written notice thereof. If Executive's employment is so terminated, Executive shall be paid any salary and benefits to which Executive may be entitled under this Agreement until the end of the payroll period in which the date of termination occurs, and thereafter, Bancorp shall have no further obligation for additional compensation and benefits to Executive under this Agreement, and Executive shall be entitled to such benefits, if any, as are provided under employee benefit plans in which Executive is a participant, such as disability and any other benefits regularly provided to disabled employees. A condition of disability shall be determined by the Board of Directors of Bancorp on the basis of competent evidence. A written opinion of a licensed physician certified in his field of specialization and acceptable to the Board, or Executive's receipt of or entitlement to disability benefits under any insurance policy or employee benefit plan provided or made available to Executive or under Federal Social Security law, shall be conclusive evidence of disability.

                  (b)  Death:  In the event of Executive's death during the Term
of  this   Agreement,  Executive's   estate,  legal   representatives  or  named
beneficiaries (as directed

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by Executive in writing) shall be paid compensation at the rate in effect at the time of Executive's death for a period of one month after the date of Executive's death.

                  (c) Resignation By Executive: If Executive resigns or voluntarily leaves the employ of Bancorp, other than under circumstances treated as resignation for good reason, then the obligations of Bancorp to Executive shall terminate, except for the obligation to pay any accrued and unpaid salary as of the date of such resignation. Executive shall be liable to Bancorp and its Subsidiaries for any damages suffered by them as a result of Executive's resignation.

                  (d)  Termination For Cause:  The Board of Directors of Bancorp
may, in  its  sole  discretion,   terminate   Executive's  employment  upon  the
occurrence of any of the following:

                       (1)  Continued  and  willful  neglect  by   Executive  of
Executive's duties for or on behalf of Bancorp or any of its Subsidiaries;

                       (2) Continued and willful devotion by Executive of less than full time and attention during normal business hours to the business of Bancorp or any of its Subsidiaries;

                       (3) Willful misconduct of Executive in connection with the performance of any of Executive's duties, including, by way of example, but not limitation, misappropriation of funds or property of Bancorp or its Subsidiaries or a Subsidiary's depositors or borrowers, securing or attempting to secure personally any

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profit in connection with any  transaction  entered into on behalf of Bancorp or its Subsidiaries, or willful violation of any code of conduct or standards of ethics applicable to employees of Bancorp;

                       (4) Conduct by Executive which results in Executive's suspension and/or temporary prohibition or removal and/or permanent prohibition from participation in the conduct of the affairs of a Subsidiary pursuant to the rules and regulations of the primary federal or state banking agency for such Subsidiary or any other federal or state banking agency having regulatory jurisdiction over such Subsidiary;

                       (5)  Conviction   of   Executive   of  a  felony  or  any
misdemeanor involving moral turpitude;

                       (6) Willful disloyalty to Bancorp, such as aiding a competitor;

                       (7) Continued and willful breach of any of Executive's obligations under this Agreement;

                       (8) The issuance of a permanent injunction or similar remedy against Executive preventing Executive from executing or performing all or part of this Agreement; or

                       (9) Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic

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violations or similar  offenses) or final  cease-and-desist  order,  or material breach of any provisions of this Agreement, within the meaning of the rules and regulations of the primary federal or state banking agency for such Subsidiary or any other federal or state banking agency having regulatory jurisdiction over such Subsidiary.

                       If Executive's employment is terminated for cause or Bancorp has cause for termination and Executive voluntarily resigns, Executive shall not be entitled to any further compensation or benefits under this Agreement; except that nothing in this Section 7 is intended to have any effect on any rights that are vested.

                       Notwithstanding anything herein to the contrary, (i) except as "incompetence" may be otherwise defined by the rules and regulations of the primary federal or state banking agency for each bank Subsidiary for which Executive provides services or any other federal or state banking agency having regulatory jurisdiction over each such Subsidiary, no actions or inactions taken by Executive shall be considered "incompetence" unless such actions or inactions evidence willful or reckless disregard of the written policies of Bancorp or each bank Subsidiary for which Executive performs services or the safety and soundness standards customarily observed in the banking industry; and (ii) except as "willful" may be otherwise defined by the rules and regulations of the primary federal or state banking agency for each such Subsidiary or any other federal or state banking agency having regulatory jurisdiction over each such Subsidiary, (x) no act or failure to act on Executive's part shall be considered "willful"

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unless  done,  or  omitted to be done,  by  Executive  in bad faith and  without reasonable belief that Executive's action or omission was in the best interest of Bancorp and/or each bank Subsidiary for which Executive performs services, and (y) no failure to act on Executive's part shall be considered "willful" if such failure is a result of a condition of disability within the meaning of
Section 7(a) of this Agreement; and (iii) (x) Executive shall not be deemed to have been terminated for cause unless and until there shall have been delivered to Executive a notice of termination from Bancorp (after reasonable notice to Executive and an opportunity for Executive, together with Executive's counsel, to be heard before Bancorp's Board of Directors) accompanied by a resolution duly adopted by a majority of the directors (other than Executive) of Bancorp then in office, finding that, in the good faith opinion of such directors, cause (as set forth in Section 7(d) above) exists and specifying the particulars thereof in detail, and (y) nothing in such notice or such resolution or specifications shall be used by Executive as grounds for any claim (A) against any director who acts in good faith in connection therewith or (B) against Bancorp unless one or more of the directors voting for such resolution has acted in bad faith in connection therewith (but nothing herein shall preclude Executive from contesting any allegation or finding that cause existed or from pursuing any available remedy against Bancorp for breach of this Agreement).

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                  (e)  Termination  Without  Cause:  The Board of  Directors  of
Bancorp may, in its sole discretion, terminate Executive's employment under this Agreement without cause at any time in any lawful manner by not less than thirty
(30) days written notice to Executive. In the event of such termination, Executive shall continue to be paid, during the twelve (12) months that follow such termination, the base salary and benefits (excluding, however, future participation in any bonus or other incentive plans) that Executive is entitled to receive as of the date Executive is terminated without cause; except that nothing in this Section shall affect Executive's rights to receive any benefit which has been earned but not paid with respect to Executive's performance prior to the date of such termination. The salary and benefits described in this
Section 7(e) will be due Executive regardless of any subsequent employment attained by Executive which is not in violation of this Agreement.

                       Notwithstanding the foregoing provisions of this Section 7(e), Bancorp shall not terminate Executive's employment without cause (nor shall any decision previously made to terminate Executive's employment without cause be effective) nor shall Bancorp, without cause, fail to renew this Agreement pursuant to Section 3 during any period of time when Bancorp has knowledge that any person, entity or concern, whether acting independently, as part of a group or in concert with any other person, entity or concern, has taken steps reasonably calculated to effect a Change of Control of Bancorp until, in the opinion of the Board of Directors of

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Bancorp, such person, entity or concern has abandoned or terminated such efforts to effect a Change of Control. Any good faith determination by the Board of Directors of Bancorp that any such person, concern or entity has abandoned or terminated such efforts to effect a Change of Control shall be conclusive and binding on Executive. Such determination shall be promptly communicated to Executive in writing by the Secretary of Bancorp.

                  (f)  Resignation For Good Reason:

                       (1) Executive may resign for good reason upon the occurrence of any of the following conditions:

                            a.  Without  Executive's  express  written  consent,
Bancorp requires Executive to render services other than in a senior management or executive capacity or to render services other than the type for which Executive is suited by background and training;

                            b.  A  material  reduction by Bancorp of Executive's
Base Salary, as the same may be increased from time to time, except in line with decreases in compensation applicable to all senior management or executive officers of Bancorp;

                            c.  Failure  of  Bancorp  to renew this Agreement as
provided in Section 3 hereof; or

                            d.  A Change of Control.

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                       (2)  Resignation  for  good   reason  shall  be  effected
by delivering to Bancorp, within twelve (12) months after the occurrence of one of the conditions described above, a written notice specifying a date for termination of employment which is not less than 30 days after the date of the notice or more than 90 days after the date of the notice. The notice shall also state that Executive is resigning for good reason as contemplated by this
Section  7(f)  and  shall  set  forth  in   reasonable   detail  the  facts  and
circumstances claimed to provide a basis for resignation for good reason hereunder.

                       (3) If Executive resigns for good reason at any time after the date of this Agreement (other than a resignation for good reason within 12 months after a Change of Control), then Executive shall continue to be paid, during the twelve (12) months that follow such resignation, the base salary and benefits (excluding, however, future participation in any bonus or other incentive plans) that Executive is entitled to receive as of the date of the notice announcing Executive's resignation; except that nothing in this
Section 7(f) shall affect Executive's rights to receive any benefit which has been earned but not paid with respect to Executive's performance prior to the date of termination. The salary and benefits described in this Section 7(f) will be due Executive regardless of any subsequent employment attained by Executive which is not in violation of this Agreement.

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         8.       CHANGE OF CONTROL:

                  (a) Notwithstanding the provisions of Section 7 of this Agreement, if during the Term of this Agreement either Executive's employment is terminated without cause or Executive resigns for good reason, in either case, within 12 months after a Change of Control of Bancorp, Bancorp shall pay to Executive, in lieu of the compensation specified in Sections 7(e) and 7(f), the Severance Payment (subject to any applicable payroll or other taxes required to be withheld). The Severance Payment shall be paid in cash (except to the extent that Executive and Bancorp agree that it shall be paid in other property) and shall be paid in one lump sum on or before Executive's last day of employment; except that, at the option of Executive, any cash amount required to be paid hereby shall be paid by Bancorp in consecutive equal monthly installments over the six (6) months following the month in which termination occurs, payable on the first day of each such month. As provided in Section 10 of this Agreement, the Severance Payment described in this Section 8 is subject to the limitations set forth in Section 280G of the Code and the regulations thereunder.

                  (b) Notwithstanding Section 8(a), on or before the date of a Change of Control, Bancorp may notify Executive of its desire to retain Executive's services during a Transition Period and its commitment to continue Executive during the Transition Period as an employee of Bancorp, a Subsidiary or a successor thereto without reduction of his current Base Salary and without requiring his relocation to an

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office  outside the Hampton Roads  metropolitan  statistical  area that includes
Bancorp's current headquarters at Main Street Tower, 300 East Main Street, Norfolk, VA 23510. In the event of such a notice and commitment, the Severance Payment shall be payable in accordance with the terms and conditions of Section 8(a) but only if Executive does not resign his employment prior to the earlier of (1) the end of the Transition Period, or (2) any breach by Bancorp of the commitment set forth in the preceding sentence.

                  (c) For purposes of this Agreement, a Change of Control shall be deemed to have occurred upon the occurrence of any of the following:

                       (1) The acquisition by any "person" or "group" (as defined in or pursuant to Sections 13(d) and 14(d) of the Exchange Act) (other than Bancorp, any Subsidiary or any Bancorp or Subsidiary's employee benefit plan), directly or indirectly, as "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of Bancorp representing twenty percent (20%) or more of either the then outstanding shares or the combined voting power of the then outstanding securities of Bancorp, but excluding for this purpose any such acquisition by any corporation with respect to which, following the acquisition, the outstanding common stock of Bancorp immediately prior thereto continues to represent (either by remaining outstanding or being converted into common stock of the surviving entity or a parent or affiliate thereof) more than fifty percent (50%) of the outstanding common stock of

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Bancorp  or  such  surviving entity or a parent or affiliate thereof outstanding immediately after the acquisition;

                       (2) Either a majority of the directors of Bancorp elected at Bancorp's annual stockholders meeting shall have been nominated for election other than by or at the direction of the "incumbent directors" of Bancorp, or the "incumbent directors" shall cease to constitute a majority of the directors of Bancorp. The term "incumbent director" shall mean any director who was a director of Bancorp on the date hereof and any individual who becomes a director of Bancorp subsequent to the date hereof and who is elected or nominated by or at the direction of at least two-thirds of the then incumbent directors;

                       (3) The shareholders of Bancorp approve (x) a merger, consolidation or other business combination of Bancorp with any other "person" or "group" (as defined in or pursuant to Sections 13(d) and 14(d) of the 1934
Act) or affiliate thereof, other than a merger or consolidation that would result in the outstanding common stock of Bancorp immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) more than fifty percent (50%) of the outstanding common stock of Bancorp or such surviving entity or a parent or affiliate thereof outstanding immediately after such merger, consolidation or other business combination, or (y) a plan of complete liquidation of Bancorp or an agreement for the sale or disposition by Bancorp of all or substantially all of Bancorp's assets; or

                       (4) Any other event or circumstance which is not covered by the foregoing subsections but which the Board of Directors of Bancorp determines to affect control of Bancorp and with respect to which the Board of Directors adopts a resolution that the event or circumstance constitutes a Change of Control for purposes of this Agreement.

                  (d) The date of a Change of Control under Section 8(c) above is the date on which an event described in Section 8(c) (1), (2), (3) or (4) above occurs.
                  (e) If Executive collects any part or all of the Severance Payment provided under this Section 8 by or through a lawyer or lawyers, following a Change of Control and a dispute with Bancorp regarding the terms of this Section 8 and any related provision of this Agreement, Bancorp will pay all costs of any such collection or enforcement, including reasonable legal fees and other out of pocket expenses incurred by the Executive, up to that point when Bancorp offered to settle the dispute for an amount equal to the amount that Executive is entitled to recover.

                  (f) The payments described in this Section 8 will be due Executive regardless of any subsequent employment obtained by Executive.

         9.       NONCOMPETITION: NONDISCLOSURE:

                  (a) Except as otherwise provided in Section 9(c) below, Executive shall not, for a period of twelve (12) months after Executive's employment under this Agreement has terminated, directly or indirectly, whether or not receiving compensation therefor, either as principal, agent, manager, employee, partner, shareholder, director, officer, consultant or otherwise, become employed by, or manage or perform services for any business operation, whether financially or in any other capacity, if such business operation has a location within a fifty (50) mile radius of the headquarters of Bancorp and competes with Bancorp or any Subsidiary. In addition, Executive will not, for a period of twelve (12) months after Executive's employment under this Agreement has terminated, (i) in any way induce or attempt to induce any employee of Bancorp or any Subsidiary to leave such employee's position with Bancorp or any Subsidiary to become associated with a business competing in any way with Bancorp or any Subsidiary; or (ii) induce or attempt to induce any customer of Bancorp or any Subsidiary of either to cease transacting business with Bancorp or any Subsidiary or transfer any part of such customer's business to any other depository institution.

                  (b)  During the Term of this Agreement and for a period of two
(2) years following the termination of Executive's employment hereunder, Executive shall hold in a fiduciary capacity for the benefit of Bancorp and its Subsidiaries all secret or confidential information, knowledge or data relating to Bancorp and its Subsidiaries and their respective businesses, which shall have been obtained by Executive during Executive's employment by Bancorp and any Subsidiary and which shall not be or become public knowledge (other than by acts by Executive or representatives of Executive in violation of this Agreement). For a period of two (2) years after termination of Executive's employment with Bancorp or any Subsidiary, Executive shall not, without the prior written consent of Bancorp and such Subsidiary or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than Bancorp and any such Subsidiary and those designated by them.

                  (c) The provisions contained in Sections 9(a) and 9(b) above shall not apply and shall have no force and effect at any time following a Change of Control. During any period in which the provisions of Section 9(a) are effective, those provisions shall not preclude Executive from holding any publicly traded stock provided Executive does not acquire any stock interest in any one company in excess of ten percent (10%) of the outstanding voting stock of that company.

                  (d) Except as provided in Section 9(c) above, Executive shall be deemed to be in violation of the provisions of Section 9(a) if during the period and within the geographic radius described therein, he (i) is employed by, manages, or performs services for a bank or company that engages in business or performs services similar to the business conducted or services performed by Bancorp or any Subsidiary at the time Executive's employment ceases; (ii) otherwise performs work of a similar nature to that performed by Executive during Executive's employment with Bancorp or any Subsidiary for any business that competes with Bancorp or any Subsidiary; (iii) solicits or accepts, other than on behalf of Bancorp or a Subsidiary, any competitive business from any customers of Bancorp or a Subsidiary or requests or advises any customer of Bancorp or a Subsidiary to withdraw, curtail, or cancel Executive's business with Bancorp or a Subsidiary.

                  (e)  The parties agree that the restrictions contained in this
Section 9 are reasonable and fair. If Executive competes in violation of the terms of this Section 9, the parties agree that Bancorp will be irreparably harmed without an adequate remedy at law. Accordingly, Executive acknowledges that if he breaches or threatens to breach any provision of this Section 9, Bancorp shall be entitled to an injunction, both preliminary and permanent, restraining Executive from such breach or threatened breach, but such injunctive relief shall not preclude Bancorp from pursuing all other legal or equitable remedies arising out of such a breach.

                  (f) The parties have attempted to limit Executive's right to compete only to the extent necessary to protect Bancorp and its Subsidiaries from unfair competition. The parties recognize, however, that reasonable people may differ in making such a determination. Consequently, the parties hereby agree that, if the scope or enforceability of a restrictive covenant set forth in this Section 9 is in any way disputed at any time, a court or other trier of fact may modify and reform such provision to substitute such other terms as are reasonable to protect the legitimate business interests of Bancorp and its Subsidiaries.

         10.      LIMITATION OF BENEFITS:

                  (a)  It  is  the  intention  of the parties that no payment be made or benefit provided to Executive that would constitute an "excess parachute payment" within the meaning of Section 280G of the Code and any regulations thereunder, thereby resulting in a loss of an income tax deduction by Bancorp and/or a Subsidiary or the imposition of an excise tax on Executive under Section 4999 of the Code. If the independent accountants serving as auditors for Bancorp immediately prior to the date of a Change of Control determine that some or all of the payments or benefits scheduled under this
Agreement, when combined with any other payments or benefits provided to Executive by Bancorp upon a change in ownership or effective control of Bancorp or its assets, would constitute nondeductible excess parachute payments by Bancorp and/or a Subsidiary under Section 280G of the Code, then the payments or benefits scheduled under this Agreement will be reduced to one dollar less than the maximum amount which may be paid or provided without causing any such payments or benefits scheduled under this Agreement or otherwise provided upon a change in ownership or effective control of Bancorp or its assets to be nondeductible. The determination made as to the reduction of benefits or payments required hereunder by the independent accountants shall be binding on the parties. Executive shall have the right to designate within a reasonable period which payments or benefits scheduled under this Agreement will be reduced; except that if no direction is received from Executive, Bancorp shall implement the reductions under this Agreement in its discretion.

                  (b) Notwithstanding any other provision of this Agreement to the contrary, any payments made by Bancorp or any Subsidiary to Executive pursuant to this Agreement or otherwise are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(b) and any regulations promulgated thereunder.

         11. NOTICES: For the purposes of this Agreement, notices or other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when hand delivered to the party to whom directed or mailed by United States certified mail, return receipt requested, postage prepaid, addressed to such party at such party's address last known by the party giving such notice. Each party may, from time to time, and shall, upon request of another party, designate an address to which notices should be sent. Notices of change of address shall be effective only upon receipt.

         12. MODIFICATION - WAIVERS - APPLICABLE LAW: No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by Executive and on behalf of

Bancorp by such officers as may be specifically designated by the Board of Directors of Bancorp. No waiver of any breach, condition or provision of this Agreement by any party hereto at any time shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia.

         13. INVALIDITY - ENFORCEABILITY: The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         14. SUCCESSOR RIGHTS: This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees, and shall be binding upon Bancorp and any successor to Bancorp. If Executive should die while any amounts would still be payable to Executive hereunder all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there is no such designee, to Executive's estate.

         15.      COMPLIANCE WITH FEDERAL STATUTES AND REGULATIONS:

                  (a) If Executive is suspended and/or temporarily prohibited from participating in the conduct of the affairs of Bancorp or any Subsidiary by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(3) and (g)(1)), Bancorp's obligations to Executive under this Agreement pertaining to the applicable bank Subsidiary shall be suspended as of the date of service of any such notice unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Bancorp may in its discretion (i) pay Executive all or part of the compensation withheld while its obligations under this Agreement were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

                  (b) If Executive is removed and/or permanently prohibited from participating in the conduct of a bank Subsidiary's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(4) or (g)(1)), all obligations of Bancorp under this Agreement pertaining to the applicable bank Subsidiary shall terminate as of the effective date of the order, but vested rights of the parties hereto shall not be affected.

                  (c) If a bank Subsidiary is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act 12 U.S.C. Section 1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the parties hereto shall not be affected.

                  (d) All obligations under this Agreement pertaining to a bank Subsidiary shall be terminated, except to the extent that it is determined that continuation of the contract is necessary to the continued operation of the applicable Subsidiary (i) by the appropriate federal banking agency, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the applicable Subsidiary under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or (ii) by the appropriate federal banking agency, at the time such agency approves a supervisory merger to resolve problems related to operation of the applicable Subsidiary or when the applicable Subsidiary is determined by such agency to be in an unsafe or unsound condition; but vested rights of the parties hereto shall not be affected.

         16. HEADINGS: Descriptive headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision hereof.

         17. LEGAL CONFLICT: In the event of any conflict between any of the provisions of this Agreement and the provisions of any applicable statutes or regulations, as such statutes or regulations are in effect as of the date of this Agreement, the provisions of such statutes or regulations in effect as of the date of this Agreement shall control.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                                EXECUTIVE:

                                                     /s/ Roger J. Lambert
                                                -------------------------------
                                                Roger J. Lambert


                                                CENIT BANCORP, INC.


                                                By:  /s/ Michael S. Ives
                                                -------------------------------

                                                   Its:  President
                                                   ---------------------------